SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   F O R M  8-K


                                   Current Report
                         Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  September 26, 1996

           BOSTON CAPITAL TAX CREDIT FUND IV L.P.
     (Exact name of registrant as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


    33-70564                                 04-3208648
(Commission File Number)          (IRS Employer Identification No. )



c/o Boston Capital Partners, Inc.,
One Boston Place, Boston, Massachusetts                    02108-4406

(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code (617) 624-8900

         None
 (Former name or former address, if changed since last report)






Item 5.  Other Events

    On September 16, 1996, Boston Capital Tax Credit Fund IV L.P., a
Delaware limited partnership, specifically Series 26 thereof (the "Partnership"), completed various agreements relating to Decro Nordhoff, L.P., a California limited partnership (the "Operating Partnership"), including an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of September 26, 1996 (the "Operating Partnership Agreement"), pursuant to which the Partnership acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit (2)(a).

    The Operating Partnership owns and operates an apartment complex within the city limits of Los Angeles, California which is known as Nordhoff Apartments (the "Apartment Complex"). The Apartment Complex consists of five 1-bedroom apartment units, eight 2-bedroom apartment units, twenty-one 3-bedroom apartment units and four 4-bedroom apartment units, for a total of 38 apartment units. The Apartment Complex was damaged by the Northridge earthquake and is currently undergoing a major rehabilitation which is expected to be substantially completed by July, 1997. The Apartment Complex is expected to achieve full occupancy by July 31, 1997.

    The Operating Partnership is receiving construction financing from Home Savings of America, FSB in the amount of $1,243,382 (the "Construction Loan"). The Construction Loan has a fifteen month term and bears interest at a variable rate equal to 4% over the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions. Home Savings of America, FSB is also expected to provide permanent financing for the Apartment Complex in the amount of $660,000 (the "Permanent Loan"). The Permanent Loan will have a 25 year term and will bear interest at either (i) a fixed rate equal to 1.95% over the Federal Home Loan Bank of San Francisco Investment Program rate or
(ii) a variable rate equal to 2.75% over the Monthly Weighted Average Costs of Funds for the 11th District Savings Institutions. The Operating Partnership will also receive a second mortgage loan in the amount of $1,330,000 (the "Second Mortgage Loan") from the City of Los Angeles through its CDBG Earthquake Fund Program. The Second Mortgage Loan will have a 30-year term and will be interest free.

    100% of the apartment units (38 units) in the Apartment Complex are believed to qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

    The General Partner of the Operating Partnership is Decro Chi
Corporation, a California non-profit corporation which is a special purpose entity specifically formed to serve as the General Partner of the Operating Partnership. The General Partner is part of the Decro Corporation's "family of companies" all of which are non-profit entities involved with affordable and low-income housing. The principal officers of Decro Corporation are Clark Hatsfield, President, Joseph O. Murray, Vice President and James P. Shaner, Secretary and Treasurer, all of whom have had extensive experience in developing, owning and managing retirement housing projects. Mr. Hatsfield was the founder and Chief Executive Officer of Retirement Housing Foundation ("RHF"). RHF is the largest non-profit developer of retirement housing in the United States with nearly 12,000 units in 125 facilities. Mr. Murray was involved with RHF as its President and Chairman of the Board of Directors and Mr. Shaner was the Director of Operations and Vice President of Development and Acquisitions of RHF. Since 1994, Decro Corporation has acquired 7 projects in California and Florida with a total of 244 units.

    The Partnership acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $1,814,856 which has been or will be payable to the Operating Partnership in four (4) Installments as follows:

    1. $962,438 (the "First Installment") on the latest of (i) the Admission Date, (ii) Tax Credit Set-Aside, (iii) Initial Closing or (iv) receipt by Boston Capital of an acceptable commitment of the Permanent Lender regarding the Permanent Loan;

    2. $599,663 (the "Second Installment") on the latest to occur of (i) Substantial Completion, (ii) receipt from the Agency of a Carryover Allocation dated not later than December 31, 1996, (iii) receipt of an updated title insurance policy satisfactory to BCTC
94, Inc., (iv) confirmation by Boston Capital that each of the itemized outstanding due diligence matters identified on Exhibit
5.01 have been completed by the General Partner to the reasonable satisfaction of Boston Capital, (v) receipt of a payoff letter from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Operating
Partnership is not in violation of the Construction Contract, or receipt of a payoff letter from the Contractor and evidence reasonably satisfactory to the Partnership that said Installment shall be applied first to pay off the Contractor in full, (vi) receipt of an estoppel letter reasonably satisfactory to BCTC 94, Inc. from the Permanent Lender, or (vii) satisfaction of all of the conditions to the payment of the First Installment;

    3. $213,900 (the "Third Installment") on the latest to occur of (i) Initial 100% Occupancy Date, (ii) Final Closing, (iii) Rental
Achievement, (iv) Cost Certification, (v) State Designation, or
(vi) satisfaction of all of the conditions to the payment of the First and Second Installments; and

    4. $38,855 on the latest to occur of (i) receipt by the Partnership of the Operating Partnership's federal reserve tax return for the year in which Rental Achievement occurred or (ii) satisfaction of all conditions to the payment of the First, Second and Third
Installments.

The total Capital Contribution of the Partnership to the Operating Partnership is based on the Operating Partnership receiving $2,885,343 of Tax Credits during the 10-year period commencing in 1997, of which $2,856,490 will be allocated to the Partnership as the Investment Limited Partner of the Operating Partnership. The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of the Partnership.

    The Partnership believes that the Apartment Complex is adequately insured.

    Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions:



                          Normal       Capital            Cash
                        Operations    Transactions        Flow

General Partner             1%           75%               75%

Partnership                99%           25%               25%

    The Partnership used the funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

    Boston Capital Asset Management Limited Partnership ("BCAMLP"), an affiliate of the general partner of the Partnership, or another affiliate thereof, will receive an annual Asset Management Fee of $5,000 commencing in 1997 from the Operating Partnership for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership. The Asset Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in Article XI of the Operating Partnership Agreement. To the extent Cash Flow in any year is insufficient to pay the entire amount of the Asset Management Fee, the amount of such deficiency shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow available for the payment of such fee, or in the first year in which proceeds of a Capital Transaction are available.

    The Operating Partnership will pay a Development Fee to the Developer for its service in connection with the construction and development of the Apartment Complex in an amount equal to $324,900. The Development Fee will be paid $55,500 from the proceeds of the Construction Loan, $55,500 from the proceeds of the Second Mortgage Loan and $213,900 from the proceeds of the Third Installment. The Operating Partnership will pay to the General Partner an annual Incentive Partnership Management Fee of $5,000 per annum commencing in 1998 (pro rata in 1997 in accordance with the terms of the Partnership Management Services Agreement) for its services in connection with managing the day-to-day business of the Operating Partnership. The Incentive Partnership Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in Article XI of the Operating Partnership Agreement. To the extent Cash Flow in any year is insufficient to pay the full amount of the Incentive Partnership Management Fee, the amount of such deficiency shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow, or, in the first year in which proceeds of a Capital Transaction are available.

Item 7.  Exhibits.

      (c)       Exhibits.                                             Page

(1)   (a)1      Form of Dealer-Manager Agreement between Boston
                Capital Services, Inc. and the Registrant
                (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

(2)   (a)       Amended and Restated Agreement of Limited
                Partnership of Decro Nordhoff, L.P.

(2)   (b)       Certification and Agreement of Decro Nordhoff,
                L.P.

(4)   (a)2         Agreement of Limited Partnership of the
                Partnership

(16)            None

(17)            None

(21)            None

(24)            None

(25)            None

(28)            None

_______________


1 Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (4) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.


                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 18, 1997


                              BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                              By: Boston Capital Associates IV L.P.,
                                     its General Partner


                                  By: C&M Associates, d/b/a Boston
                                             Capital Associates, its
                                         General Partner


                                         By:     /S/Herbert F. Collins
                                             Herbert F. Collins, Partner




BOS2. 52598_1